UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 7, 2011

RAM ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (918) 663-2800

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Cost Associated with Exit or Disposal Activities.

On October 7, 2011, RAM Energy Resources, Inc. (the “Company”) announced a Company-wide reorganization of its operating and administrative functions, with annual cost savings of such measures projected to be approximately $3.0 million (the “Reorganization”).  The Reorganization was approved by the Company’s Board of Directors on October 4, 2011.  The Reorganization will include employee terminations and retirements.  The Company expects that the Reorganization will be completed in full by June 2012.

In order to facilitate the Reorganization, the Board authorized the Company to offer certain severance benefits to the affected employees on terms specified by the Board (collectively, the “Severance Program”).  The estimated total expense of the Severance Program is approximately $2.6 million, which includes approximately $1.8 million in one-time severance payments and approximately $805,000 of compensation expense related to the acceleration of restricted stock awards.  The Company estimates that the cash flow impact of these charges and related employer payroll taxes will be approximately $2.0 million.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2011, the Company announced the planned retirement of Larry G. Rampey, the Company’s Senior Vice President – Operations, and the planned retirement of Drake N. Smiley, the Company’s Senior Vice President – Land and Exploration.  Mr. Rampey’s retirement is scheduled for December 2011.  Mr. Smiley’s retirement is scheduled for June 2012.   The planned retirement of Messrs. Rampey and Smiley are part of the Reorganization.

On October 7, 2011, the Company also announced the appointment of G. Les Austin as the Company’s Chief Operating Officer, effective October 4, 2011.  Mr. Austin currently serves as the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer and will continue to serve in those capacities.

Mr. Austin became the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer on April 1, 2008. Mr. Austin served as Vice President Finance and Chief Financial Officer of Matrix Service Company from June 2004 to March 2008. Mr. Austin had also served Matrix as Vice President, Accounting and Administration, East Coast, from March 2003 to May 2004, as Vice President of Financial Reporting and Technology from June 2002 to March 2003 and as Vice President of Financial Planning and Reporting from April 1999 to May 2002. Mr. Austin served as Vice President of Finance for Flint Energy Construction Company from February 1994 to March 1999 and prior to February 1994, was an audit manager with Ernst & Young LLP. Mr. Austin received a B.S. in Accounting and Information Technology from Oklahoma State University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. In addition, Mr. Austin serves as a director on the Advisory Board of Oklahoma State University School of Accounting, as a director on the board of Hospitality House of Tulsa and as a member of the Sales Tax Oversight Committee for the City of Tulsa.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

99.1	Press release dated October 7, 2011 announcing appointment of Chief Operating Officer and certain executive officer retirements

99.2	Press release dated October 7, 2011 announcing Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM ENERGY RESOURCES, INC.
(Registrant)

October 11, 2011	By: /s/ G. Les Austin
Name: G. Les Austin
Title: Se Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

99.1	Press release dated October 7, 2011	Filed herewith electronically

99.2	Press release dated October 7, 2011	Filed herewith electronically